Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:

Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com

INVESTOR CONTACT:

Todd Atenhan
770/425-7877 phone
investorrelations@exide.com

EXIDE TECHNOLOGIES ANNOUNCES
CLOSING OF $495 MILLION SENIOR SECURED CREDIT FACILITY

Alpharetta, Ga. – May 15, 2007 – On May 15, 2007, Exide Technologies, (NASDAQ: XIDE, www.exide.com) — a global leader in stored electrical energy solutions — along with certain of the Company’s domestic and foreign subsidiaries, entered into a five-year $495 million senior secured credit facility. The credit facility consists of a $200 million asset-based revolving credit facility (the “Revolving Loan”) and a $295 million term loan facility (the “Term Loan”).

The Revolving Loan borrowings bear interest at a rate equal to LIBOR plus 1.75%. The applicable spread on the Revolving Loan will be subject to change and may move up or down by .25% in accordance with a leverage-based pricing grid.

The Term Loan borrowings in U.S. dollars will bear interest at a rate equal to LIBOR plus 3.25%, and borrowings in Euros will bear interest at a rate equal to LIBOR plus 3.50%. These rates may decrease by .25% after December 31, 2007 if the Company obtains further improved corporate ratings.

The new credit facility enabled the Company to repay amounts outstanding under its previous $398 million bank credit facility, which bore interest at LIBOR plus 6.25%. “The new credit facility has enabled the Company to improve its liquidity, reduce its applicable interest expense and eliminate previously required financial maintenance covenants,” said Gordon A. Ulsh, President and Chief Executive Officer of Exide Technologies. “We are also pleased that the rating agencies recognized our improved financial performance and prospects.”

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About Exide Technologies

Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups – Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com

Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to comply with or alternatively obtain amendments under the Company’s debt agreements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (v) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vi) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (vii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (viii) competitiveness of the battery markets in North America and Europe, (ix) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (x) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xi) the Company’s exposure to fluctuations in interest rates on its variable debt, (xii) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xiii) general economic conditions, (xiv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xv) the Company’s reliance on a single supplier for its polyethylene battery separators, (xvi) the Company’s ability to successfully pass along increased material costs to its customers, (xvii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002, and (xviii) the Company’s significant pension obligations over the next several years.

Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company’s Form 10-Q filed on February 7, 2007 because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.